Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

AIRO Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, par value $0.0001 per share	Other	13,934,699	(1)(2)(3)	$10.49	(4)	$146,174,992.51	0.00011020	$16,108.48
	Equity	Warrants to purchase Common Stock	Other	23,987,500	(1)(2)(5)	$0.09	(6)			—	(7)
	Equity	Common Stock, par value $0.0001 per share	Other	77,000,000	(8)	$0.00000033	(9)	$25.67	0.00011020	$0.00

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts									$16,108.48
	Total Fees Previously Paid									$8,485.40	(10)
	Total Fee Offsets									—
	Net Fee Due									$7,623.08

(1)	Upon the Closing of the Business Combination described herein, the registrant will be “AIRO Group, Inc.” (the “Registrant”).
(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	Represents (i) the number of Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”) of Kernel Group Holdings, Inc., a Cayman Islands exempted company (“Kernel”), including the Class A ordinary shares that were included in the units issued in Kernel’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-252105) (the “IPO Registration Statement”) and offered by Kernel in the IPO (the “Kernel public shares”) and after giving effect to the Extension Redemption and the Extension Redemption – Second (each as defined in the proxy statement/prospectus), and (ii) the number of Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), of Kernel that were initially issued in a private placement prior to the IPO, after giving effect to any forward stock splits, to Kernel Capital Holdings, LLC and subsequently sold to VKSS Capital, LCC and remain outstanding, which as a result of the Domestication and the Business Combination, will automatically be converted by operation of law into shares of Common Stock of the Registrant.
(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on August 24, 2023 in accordance with Rule 457(f)(1).
(5)	Represents (i) the number of redeemable warrants issued by Kernel in its IPO registered on Form S-1 (SEC File No. 333-252105) (including redeemable warrants included in units), and (ii) 8,750,000 warrants to acquire Kernel Class A ordinary shares issued in a private placement simultaneously with Kernel’s IPO, which, as a result of the Domestication and the Business Combination, will become warrants to acquire the same number of shares of the Registrant at the same price and on the same terms.
(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Redeemable Warrants on The Nasdaq Capital Market on August 24, 2023 in accordance with Rule 457(f)(1).
(7)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(8)	Relates to Common Stock, $0.0001 par value per share, of the Registrant issuable upon the Business Combination, involving Registrant and AIRO Group Holdings, Inc. The amount of Registrant Common Stock to be registered is based on the estimated number of shares of Registrant Common Stock that are expected to be issued pursuant to the Business Combination Agreement.
(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. AIRO Group Holdings, Inc. is a private company, no market exists for its securities, and AIRO Group Holdings, Inc. has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of AIRO Group Holdings, Inc.’s shares is one-third of the aggregate par value of the AIRO Group Holdings, Inc. shares expected to be exchanged in the Business Combination.
(10)	Represents fees already paid in connection with the Registration Statement on Form S-4 (SEC File No. 333-272402) filed June 2, 2023.